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                                                                  EXHIBIT (23)-8


[SC&G Letterhead]


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 1998, except for Note 15 as to which the date is May 4, 1998, with respect to the consolidated financial statements of Emerald Coast Bancshares, Inc. and Subsidiary included in the Proxy Statement of The Banc Corporation that is made a part of the Registration Statement (Amendment No. 3 to Form S-4 No. 333-58493) and the Prospectus of The Banc Corporation.


/s/ Saltmarsh, Cleaveland & Gund

Pensacola, Florida
October 7, 1998